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EXHIBIT 99.2

LIST OF OMITTED SCHEDULES TO THE STOCK PURCHASE AGREEMENT

    The Registrant agrees to furnish supplementally a copy of the schedules listed below to the Securities and Exchange Commission upon request.

Schedule	Description
2.01(c)	Subsidiaries
2.07	Absence of Certain Events
2.07(A)	Affiliates of Parent and Seller
2.10	Real Property
2.11	Intellectual Property
2.12	Status of Contracts
2.15	Customers
2.16	Litigation
2.17	Tax Matters
2.18	Permits
2.19	Labor Matters
2.20	Insurance
2.21	Employee Benefit Plans
2.23	Related Party Transactions
2.24	Bank Accounts

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  EXHIBIT 99.2
LIST OF OMITTED SCHEDULES TO THE STOCK PURCHASE AGREEMENT